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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1998



                         MEDICAL ACTION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)



Delaware                           0-13251                      11-2421849
(State or other                  (Commission                  (IRS Employer
jurisdiction of                   File No.)                Identification No.)
incorporation)


                     150 Motor Parkway, Hauppauge, NY 11788
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 231-4600




                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant


On January 15, 1998 Ernst & Young LLP ("Ernst & Young") was dismissed by the Registrant as the Registrant's auditors and Grant Thornton LLP was engaged to audit the Registrant's financial statements for the year ending March 31, 1998. The change in auditors was approved by the Audit Committee of the Board of Directors of the Registrant.

Ernst & Young's reports on the Registrant's financial statements for the past two (2) years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two (2) most recent fiscal years and subsequent interim period preceding the dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young would have caused them to make reference to their subject matter of the disagreement in connection with its report.

The Registrant has furnished a copy of the disclosure contained herein to Ernst & Young requesting such firm to respond as to whether it agrees or disagrees with the statements herein with respect to such firm and Ernst & Young has agreed, as required by Item 304 of Regulation S-K, to furnish to the Registrant a letter addressed to the Securities and Exchange Commission to that effect. A copy of such letter is filed as an Exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  16.    Letter of Ernst & Young LLP dated January 23, 1998



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                                    SIGNATURE



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           Medical Action Industries Inc.



                                       By: /s/ Richard G. Satin
                                           ---------------------------------
                                           Richard G. Satin
                                           Vice President-Operations
                                             and General Counsel



Dated: January 23, 1998